UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 10, 2014

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Stephen Squinto, Ph.D., co-founder of Alexion Pharmaceuticals, Inc., will retire from the company effective January 1, 2015. Dr. Squinto currently serves as Executive Vice President, Chief Global Operations Officer. He co-founded Alexion in 1992 with Leonard Bell, M.D., Alexion's principal founder and current Chairman and Chief Executive Officer. Upon Dr. Squinto's retirement from Alexion on January 1, 2015, he will be the Chair of a newly formed Scientific Advisory Board that will provide strategic input into Alexion's discovery science and pipeline.

Upon Dr. Squinto's retirement, as part of Alexion's established succession planning, Ms. Julie O'Neill will succeed Dr. Squinto and be promoted to the position of Executive Vice President, Global Operations, effective January 1, 2015. Ms. O'Neill will report directly to the Chairman and Chief Executive Officer, Dr. Leonard Bell. Ms. O'Neill joined Alexion in February 2014 as Senior Vice President, Global Manufacturing Operations, serving simultaneously as Alexion's General Manager for Ireland.

A copy of Alexion's press release announcing Dr. Squinto's retirement and Ms. O'Neill's promotion is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release issued by Alexion Pharmaceuticals, Inc. on November 10, 2014.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Vice President of Law and Corporate Secretary